                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the LifePoint Hospitals, Inc. Executive Stock Purchase Plan and to the incorporation by reference therein of our report dated January 29, 2001, with respect to the consolidated financial statements of LifePoint Hospitals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP

Nashville, Tennessee
July 31, 2001